Exhibit 99.1

Marinus Pharmaceuticals Provides Business Update and Reports First Quarter 2024 Financial Results

●	ZTALMY® (ganaxolone) Q1 2024 net product revenue of $7.5 million representing strong growth of 125% versus Q1 2023
●	Increased full year 2024 projected U.S. ZTALMY net product revenues to between $33 and $35 million
●	Enrollment to be completed mid-May in the Phase 3 TrustTSC trial with topline data anticipated in the first half of Q4 2024
●	Topline results from the Phase 3 RAISE trial expected early summer 2024
●	Cost reduction plans implemented to extend cash runway into late Q1 2025; cash, cash equivalents and short-term investments of $113.3 million as of March 31, 2024

RADNOR, Pa. – May 8, 2024 – Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a pharmaceutical company dedicated to the development of innovative therapeutics to treat seizure disorders, today reported business highlights and financial results for the first quarter ended March 31, 2024.

“Our unwavering commitment is to develop innovative treatment options for individuals with seizure disorders,” said Scott Braunstein, M.D., Chairman and Chief Executive Officer of Marinus. “With continued commercial success in CDD and a significant unmet need in drug-resistant epilepsies, we believe there is a robust market opportunity for the ZTALMY franchise. We are actively engaged with the tuberous sclerosis complex community, raising awareness and conducting comprehensive market research in preparation for a potential second half 2025 TSC launch.”

Dr. Braunstein continued, “We plan to announce the RAISE trial topline results this summer and to then engage the FDA to discuss a potential filing strategy. Additionally, we have been prudent in our spend and have implemented cost-reduction measures to extend our cash runway beyond the two upcoming topline data readouts.”

ZTALMY® (ganaxolone) Oral Suspension CV

●	ZTALMY® generated net product revenue of $7.5 million for the first quarter of 2024 representing 125% growth versus the first quarter of 2023
●	Increased full year 2024 projected U.S. ZTALMY net product revenues to between $33 and $35 million from a range of $32 and $34 million
●	Achieved profitability on the ZTALMY commercial investment in the first quarter of 2024, ahead of original target
●	Orion Corporation continues to prepare for commercial launches of ZTALMY in select European countries in the second half of 2024
o	Marinus is eligible to receive a €10 million payment on achievement of certain CDD launch milestones
●	Expect to expand ZTALMY access globally in the second half of 2024

Clinical Pipeline

“We are optimistic that we can replicate the success of our pivotal CDD trial of ZTALMY in the TrustTSC study, where we believe refinements made to the Phase 3 titration schedule and low discontinuation rates throughout the trial suggest improved tolerability,” said Joseph Hulihan, M.D., Chief Medical Officer. “Our pipeline is supported by clinical and preclinical data which has demonstrated ganaxolone’s potential in treating seizures resistant to other medications, attributed to its unique ability to modulate both synaptic and extrasynaptic GABAA receptors. This is particularly valuable in indications such as TSC, where approximately 25% of patients suffer from highly refractory epilepsy.”

Dr. Hulihan added, “We have enrolled 100 patients in the RAISE trial and are preparing for topline results from the full dataset. We then plan to engage with regulatory authorities and RSE stakeholders to discuss the results and potential future development plans for IV ganaxolone.”

Tuberous Sclerosis Complex

●	Enrollment in the global Phase 3 TrustTSC trial of oral ganaxolone in tuberous sclerosis complex (TSC) expected to be completed mid-May of 2024
o	Topline data anticipated in the first half of the fourth quarter of 2024
o	Targeting submission of a supplemental New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) in April 2025 with priority review expected
o	Overall discontinuation rates remain low at approximately 7%
o	Vast majority of patients who have completed the double-blind portion of the trial have transitioned to open-label and remain on therapy

Other Rare Genetic Epilepsies

●	Marinus now anticipates initiating a proof-of-concept study with ZTALMY to treat a range of developmental and epileptic encephalopathies, including Lennox-Gastaut syndrome, in the first half of 2025, pending the TSC topline data
●	IND-enabling studies for a ganaxolone prodrug are now expected to be completed in the first half of 2025

Status Epilepticus

●	Enrolled 100 patients in the Phase 3 RAISE trial of intravenous (IV) ganaxolone in refractory status epilepticus (RSE) with topline results expected in early summer 2024
o	An interim analysis was conducted following enrollment of 83 patients; an independent Data Monitoring Committee recommended the trial may continue without modification
●	The RAISE topline results will inform potential future development of IV ganaxolone, including super refractory status epilepticus
●	Marinus has stopped the Phase 3 RAISE II trial in RSE; future development in RSE will be assessed following review of the RAISE topline data

Ganaxolone development in the RAISE trial is being supported in part by the Department of Health and Human Services; Administration for Strategic Preparedness and Response; Biomedical Advanced Research and Development Authority (BARDA) under contract number 75A50120C00159.

General Business and Financial Update

●	Increased full year 2024 projected U.S. ZTALMY net product revenues to between $33 and $35 million from a range of $32 and $34 million.
●	Company expects that cash, cash equivalents and short-term investments of $113.3 million as of March 31, 2024, inclusive of cost reduction plans, will be sufficient to fund the Company’s operating expenses, capital expenditure requirements and maintain the minimum cash balance of $15 million required under the Company’s debt facility into the first quarter of 2025.
●	The Company has implemented cost reduction plans designed to reduce operating costs while prioritizing advancement towards the Company's near-term goals. Marinus will focus its resources on the continued commercialization and development of ZTALMY, including the TrustTSC trial.
●	Initiated cost reduction activities:
o	Stopped clinical trial enrollment in the RAISE and RAISE II trials
o	Deferred IV ganaxolone manufacturing investments
o	Reduced the Company's workforce by approximately 20%
o	Additional cost reductions across both research and development (R&D) and general and administrative (G&A) functions
o	Other operational changes to increase overall efficiency of the Company’s operations
●	The cost reduction plans allow the Company to retain the appropriate personnel to assess the topline RAISE results and evaluate potential future development plans for IV ganaxolone.
●	The Company will continue to evaluate additional opportunities to further extend cash runway.
●	The Company now expects total GAAP operating expenses, inclusive of selling, general and administrative (SG&A) and R&D, in the range of $135 to $140 million, inclusive of expected stock-based compensation of approximately $20 million. These estimates include the recently initiated cost reduction plans which the Company expects to be fully realized in the third and fourth quarters of 2024.

Financial Results

●	Recognized $7.5 million in net product revenues for the three months ended March 31, 2024, as compared to $3.3 million for the three months ended March 31, 2023.
●	Recognized $0.2 million in Biomedical Advanced Research and Development Authority (BARDA) federal contract revenue for the three months ended March 31, 2024, as compared to $7.0 million for the three months ended March 31, 2023. The decrease was primarily driven by activity associated with start-up of the API onshoring initiative in the first quarter of 2023 and completion of the base period funding in the fourth quarter of 2023.
●	Research and development (R&D) expenses were $24.1 million for the three months ended March 31, 2024, as compared to $27.9 million for the same period in the prior year; the decrease was due primarily to costs associated with start-up of the API onshoring effort in the first quarter of 2023.
●	Selling, general and administrative (SG&A) expenses were $18.6 million for the three months ended March 31, 2024, as compared to $15.2 million for the same period in the prior year; the primary drivers of the increase were increased commercial spending and headcount costs in the first quarter of 2024.
●	The Company had a net loss of $38.7 million for the three months ended March 31, 2024; cash used in operating activities decreased to $37.5 million for the three months ended March 31, 2024, compared to $41.5 million for the same period a year ago.
●	At March 31, 2024, the Company had cash, cash equivalents and short-term investments of $113.3 million, compared to cash, cash equivalents and short-term investments of $150.3 million at December 31, 2023.

Readers are referred to, and encouraged to read in its entirety, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024, to be filed with the Securities and Exchange Commission, which includes further detail on the Company’s business plans, operations, financial condition, and results of operations.

Selected Financial Data (in thousands, except share and per share amounts)

	March 31, 2024 (unaudited)	December 31, 2023
ASSETS
Cash and cash equivalents	$104,253	$120,572
Short-term investments	9,000	29,716
Other assets	24,097	20,620
Total assets	$137,350	$170,908
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities	$42,758	$40,624
Long term debt, net	58,072	61,423
Revenue interest financing payable, net	34,642	33,766
Other long-term liabilities	18,312	18,330
Total liabilities	153,784	154,143
Total stockholders’ (deficit) equity	(16,434)	16,765
Total liabilities and stockholders’ (deficit) equity	$137,350	$170,908

	Three Months Ended March 31,
	2024 (unaudited)	2023 (unaudited)
Revenue:
Product revenue, net	$7,509	$3,332
Federal contract revenue	152	7,048
Collaboration revenue	18	-
Total revenue	$7,679	$10,380

Expenses:
Research and development	$24,118	$27,933
Selling, general and administrative	18,626	15,204
Cost of product revenue	756	206
Total expenses:	$43,500	$43,343
Loss from operations	(35,821)	(32,963)
Interest income	1,462	2,343
Interest expense	(4,346)	(4,147)
Other income, net	36	37
Net loss applicable to common shareholders	$(38,669)	$(34,730)
Per share information:
Net loss per share of common stock—basic and diluted	$(0.68)	$(0.67)
Basic and diluted weighted average shares outstanding	56,851,811	51,769,685

Other comprehensive income (loss)
Unrealized gain on available-for-sale securities	20	74
Total comprehensive loss	$(38,649)	$(34,656)

About Marinus Pharmaceuticals

Marinus is a commercial-stage pharmaceutical company dedicated to the development of innovative therapeutics for seizure disorders. The Company first introduced FDA-approved prescription medication ZTALMY® (ganaxolone) oral suspension CV in the U.S. in 2022 and continues to invest in the potential of ganaxolone in IV and oral formulations to maximize therapeutic reach for adult and pediatric patients in acute and chronic care settings. For more information, visit www.marinuspharma.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may", "will", "expect", "anticipate", "estimate", "intend", "believe", and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding our commercialization and marketing plans for ZTALMY; our net product revenue guidance; the potential benefits ZTALMY will provide for physicians and patients; statements regarding our expected clinical development plans, enrollment in our clinical trials, regulatory communications and submissions for ganaxolone, and the timing thereof; our expected data readouts; our expected cash runway; our expectations and beliefs regarding the FDA and EMA with respect to our product candidates; our expectations regarding the development of new formulations and prodrug candidates; our expectations regarding our strategic partners; the expectation that the results from the RAISE trial will be used to determine whether to continue development of IV ganaxolone; expectation that the implemented cost reduction plans will reduce operating costs while prioritizing advancement towards the Company's near-term goals; our financial projections; the potential safety and efficacy of ganaxolone, as well as its therapeutic potential in a number of indications; and other statements regarding the company's future operations, financial performance, financial position, prospects, objectives and other future event.

Forward-looking statements in this press release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the Company’s ability to continue as a going concern; unexpected market acceptance, payor coverage or future prescriptions and revenue generated by ZTALMY; unexpected actions by the FDA or other regulatory agencies with respect to our products; competitive conditions and unexpected adverse events or patient outcomes from being treated with ZTALMY, uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; the company’s cash and cash equivalents may not be sufficient to support our operating plan for as long as anticipated; our ability to comply with the FDA’s requirement for additional post-marketing studies in the required time frames; the timing of regulatory filings for our other product candidates; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of the FDA or EMA may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the size and growth potential of the markets for the company’s product candidates, and the company’s ability to service those markets; our ability to develop new formulations of ganaxolone or prodrugs; our ability to obtain, maintain, protect and defend intellectual property for our product candidates; the potential negative impact of third party patents on our or our collaborators’ ability to commercialize ganaxolone; delays, interruptions or failures in the manufacture and supply of our product candidate; the company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the company’s ability to obtain additional funding to support its clinical development and commercial programs; the potential for our ex-US partners to breach their obligations under their respective agreements with us or terminate such agreements in accordance with their respective terms; the risk that drug product quality requirements may not support continued clinical investigation of our product candidates and result in delays or termination of such clinical trials and product approvals; and the availability or potential availability of alternative products or treatments for conditions targeted by us that could affect the availability or commercial potential of our product candidates. This list is not exhaustive and these and other risks are described in our periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Company Contacts

Investors

Sonya Weigle
SVP, IR, HR & Corporate Affairs

Marinus Pharmaceuticals, Inc.

sweigle@marinuspharma.com

Media

Molly Cameron
Director, Corporate Communications & Investor Relations

Marinus Pharmaceuticals, Inc.

mcameron@marinuspharma.com